Coopers  Coopers & Lybrand L.L.P.     639 Loyola Avenue telephone (504)529-2700
         a professional services firm Suite 1800        facsimile (504)529-1439
& Lybrand                             New Orleans, Louisiana  70113



May 15, 1995



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re: Central Louisiana Electric Company, Inc. Registrations on form S-8 (Nos. 2-79671, 33-10169, 33-38362 and 33-44663)
         and Form S-3 (Nos. 33-24895, 33-61068 and 33-62950)

We are aware that our report dated April 21, 1995 on our review of the interim financial information of Central Louisiana Electric Company, Inc. as of March 31, 1995 and for the three-month periods ended March 31, 1995 and 1994 included in this Form 10-Q is incorporated by reference in the above mentioned registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.





Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International.


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